                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14A-12

                             Internet America, Inc.
                 -----------------------------------------------
                (Name of Registrant as Specified in its Charter)

       -------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

    4)  Proposed maximum aggregate value of transaction:

    5)  Total Fee Paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                         (INTERNET AMERICA, INC. LOGO)

                             INTERNET AMERICA, INC.
                         350 NORTH ST. PAUL, SUITE 3000
                              DALLAS, TEXAS 75201
                                 (214) 861-2500

                                October 12, 2001

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Internet America, Inc., a Texas corporation, to be held at 1:00 p.m., local time, on November 20, 2001, at the Adam's Mark Hotel, 400 North Olive Street, Dallas, Texas 75201. All shareholders of record as of October 2, 2001, are entitled to vote at the Meeting. I urge you to be present in person or represented by proxy at the Meeting.

     The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Meeting, which includes the election of two directors. We have also enclosed a copy of our Annual Report for the fiscal year ended June 30, 2001.

     Internet America's Board of Directors believes that a favorable vote on each of the matters to be considered at the Meeting is in the best interest of Internet America and its shareholders and unanimously recommends a vote "FOR" each such matter. Accordingly, we urge you to review the attached material carefully and to return the enclosed Proxy promptly.

     Directors and officers of Internet America will be present to help host the Meeting and to respond to any questions that our shareholders may have. I hope that you will be able to attend. Even if you expect to attend the Meeting, please complete, sign, date and return your proxy in the enclosed envelope without delay. If you attend the Meeting, you may vote in person even if you have previously mailed your proxy.

     On behalf of your Board of Directors, thank you for your support.

                                          Sincerely,

                                          /s/ JACK T. SMITH

                                          Jack T. Smith
                                          President, Chief Executive Officer
                                          and Director

                             INTERNET AMERICA, INC.
                         350 NORTH ST. PAUL, SUITE 3000
                              DALLAS, TEXAS 75201
                                 (214) 861-2500

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 20, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Internet America, Inc. ("Internet America") will be held at 1:00 p.m., local time, on November 20, 2001, at the Adam's Mark Hotel, 400 North Olive Street, Dallas, Texas 75201, for the purpose of considering and acting upon:

          (1) The election of two members of the Board of Directors; and

          (2) Such other matters as may properly come before the Meeting or any adjournments thereof.

     The close of business on October 2, 2001, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. For a period of at least 10 days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting will be open for examination by any shareholder during ordinary business hours at the offices of Internet America at One Dallas Centre, 350 North St. Paul, Suite 3000, Dallas, Texas 75201. Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES). EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. HOWEVER, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                          By Order Of The Board Of Directors

                                          /s/ ELIZABETH PALMER DAANE

                                          Elizabeth Palmer Daane
                                          Secretary

Dallas, Texas
October 12, 2001

                             INTERNET AMERICA, INC.
                         350 NORTH ST. PAUL, SUITE 3000
                              DALLAS, TEXAS 75201
                                 (214) 861-2500

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 20, 2001

     This Proxy Statement is being first mailed on or about October 12, 2001, to shareholders of Internet America, Inc., a Texas corporation, by the Board of Directors to solicit proxies (the "Proxies") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at 1:00 p.m., local time, on November 20, 2001 the Adam's Mark Hotel, 400 North Olive Street, Dallas, Texas 75201, or at such other time and place to which the Meeting may be adjourned (the "Meeting Date").

     The purpose of the Meeting is to consider and act upon: (1) the election of two directors; and (2) such other matters as may properly come before the Meeting or any adjournments thereof.

     All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted: (1) FOR the election of the persons named herein under "Election of Directors" as nominees for election as directors; and (2) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

     Where a shareholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked by providing written notice of such revocation to our stock transfer agent, Mellon Investor Services, L.L.C., 2323 Bryan Street, Suite 2300, Dallas, Texas 75201, Attention: Patti Knight, which notice must be received prior to the Meeting. If notice of revocation is not received by such date, a shareholder may nevertheless revoke a Proxy by attending the Meeting and voting in person; however, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                       RECORD DATE AND VOTING SECURITIES

     The record date for determining the shareholders entitled to vote at the Meeting is the close of business on October 2, 2001 (the "Record Date"), at which time we had issued and outstanding 10,005,263 shares of Common Stock, par value $.01 per share (the "Common Stock"). Common Stock is our only class of outstanding voting securities. Each share of Common Stock is entitled to one vote on each matter to be voted at the Meeting.

                               QUORUM AND VOTING

     The presence in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business at the meeting. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in such holder's name.

     In order to be elected a director, a nominee must receive the affirmative vote of a plurality of the shares of Common Stock voted in person or by proxy at the Meeting. Votes may be cast in favor of or withheld with respect to a director nominee. Votes that are withheld will be counted toward a quorum but will not be counted for purposes of the election of directors.

           SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

     The following table sets forth information as of September 10, 2001 regarding the beneficial ownership of Common Stock of (1) each person or group known by us to beneficially own 5% or more of the outstanding shares of Common Stock, (2) each director, nominee for director and our Chief Executive Officer and four other most highly compensated executive officers (the "Named Executive Officers") and (3) all executive officers and directors as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.

NAME AND ADDRESS OF                                           AMOUNT AND NATURE OF
BENEFICIAL OWNER OR GROUP(1)                                  BENEFICIAL OWNERSHIP     PERCENT OF CLASS
----------------------------                                 -----------------------   ----------------
Jack T. Smith (2)..........................................           641,811(3)              6.4%
President, Chief Executive
Officer and Director
William O. Hunt............................................           777,063(3)(4)           7.7%
Chairman of the Board
William E. Ladin, Jr.......................................           819,642(3)              8.1%
Vice Chairman of the Board
Gary L. Corona.............................................            92,374(3)                *
Director
Peter C. Gibbons...........................................            43,650(3)                *
Executive Vice President,
Chief Operating Officer and Director
David B. Jennings..........................................            12,500(3)                *
Vice President -- Marketing
Elizabeth P. Daane.........................................            13,750(3)                *
Vice President, General Counsel
and Secretary
Bobby R.B. Manson..........................................            15,013(3)                *
Vice President -- Network Operations
Michael T. Maples(2).......................................           267,213(3)              2.6%
Former President, Chief
Executive Officer and Director
Carl H. Westcott(5)........................................           653,948                 6.5%
J. N. Palmer Family Partnership(6).........................           682,598                 6.8%
All directors and executive officers as a group
(ten persons)..............................................         2,683,013(3)             25.6%

---------------

 *  Less than one percent.

(1) The address of each officer and director is in care of Internet America at One Dallas Centre, Suite 3000, Dallas, Texas 75201. Mr. Ladin was formerly the President and a Director of our wholly owned subsidiary, PDQ.Net, Inc. John N. Palmer, the General Partner of the J. N. Palmer Family Partnership, was formerly a director of PDQ.Net until November 1999 and of Internet America from February through November 2000.

(2) Mr. Maples resigned as President and Chief Executive Officer and as a director, and Mr. Smith was elected President and Chief Executive Officer, on September 5, 2000.

(3) Includes options to purchase 45,000, 45,000, 71,888, 63,750, 37,500, 12,500,
    13,750, 5,000 and 185,625 shares of Common Stock granted to Smith, Hunt, Ladin, Corona, Gibbons, Jennings, Daane, Manson and Maples, respectively, that are exercisable within 60 days of September 10, 2001.

(4) Includes 732,063 shares of Common Stock owned by B&G Partnership, Ltd, a limited partnership in which Mr. Hunt and his wife serve as general partners. Does not include any Common Stock which Mr. Hunt may acquire pursuant to the Letter of Credit Security Commitment Agreement described under "Compensation Committee Interlocks and Insider Participation" and "Related Party Transactions," below.

(5) Information reported about Mr. Westcott is derived from a Schedule 13D/A filed by Mr. Westcott on or about March 30, 2001. Mr. Westcott's address is 100 Crescent Court, Suite 1620, Dallas, Texas 75201.

(6) Information reported about the J. N. Palmer Family Partnership is derived from a Schedule 13D filed on or about December 2, 1999. The J. N. Palmer Family Partnership's address is 2335 Eastover, Jackson, Mississippi 39211.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes of two directors each serving staggered three-year terms. All directors of one class hold their positions until the annual meeting of shareholders at which the terms of such directors expire and their respective successors are elected and qualified. Our Bylaws provide that the Board of Directors shall consist of at least one director. The term of office of directors in Class II will expire at this Meeting, the term of office of directors in Class III will expire at the annual meeting for 2002 and the term of office of directors in Class I will expire at the annual meeting for 2003. Effective September 5, 2000, Michael T. Maples resigned as a member of the Board of Directors. Thus a vacancy will exist on the Board until a replacement is elected in accordance with our Bylaws.

     In connection with our acquisition of PDQ.Net in November 1999, we agreed to use our reasonable best efforts to elect Mr. Ladin to the Board of Directors for so long as Mr. Ladin and Mr. Palmer collectively own more than 5% of the Company's outstanding Common Stock.

     The Board of Directors has approved the submission to the shareholders of Jack T. Smith and Peter C. Gibbons as nominees, each to serve a three-year term as director expiring at the annual meeting for 2004 and until his successor is elected and has qualified. Mr. Gibbons was elected as director by the Board of Directors in February 2001. Mr. Smith has served as a member of the Board of Directors since before the last annual meeting of shareholders. It is intended that Messrs. Smith and Gibbons will be placed in nomination and that the shares represented by Proxies will be voted for their election. Each nominee has indicated his willingness to serve as a member of the Board of Directors, if elected; however, if at the time of the Meeting any of the nominees should be unwilling or unable to serve, the discretionary authority provided in the Proxy will be exercised to vote for a substitute, as the Board of Directors recommends. The Board has no reason to believe that any nominee will be unwilling or unable to serve as a director. The Board unanimously recommends that shareholders vote "FOR" the election of the nominees.

     The following sets forth information as to the nominees for election at the Meeting and each of the directors whose term of office will continue after the
Meeting:

                                                                                   CURRENT
NAME                                AGE                POSITION                 TERM EXPIRING
----                                ---                --------                ----------------
NOMINEES FOR THREE-YEAR TERMS
ENDING IN 2004:
  Jack T. Smith...................  48    Director, President and Chief        2001 (Class II)
                                          Executive Officer
  Peter G. Gibbons................  37    Director, Executive Vice President   2001 (Class II)
                                          and Chief Operating Officer
CONTINUING DIRECTORS:
  William O. Hunt(1)(2)...........  67    Chairman of the Board                2002 (Class III)
  William E. Ladin, Jr. ..........  60    Vice Chairman of the Board           2003 (Class I)
  Gary L. Corona(1)(2)............  50    Director                             2003 (Class I)

---------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     William O. Hunt has served as our Chairman of the Board and as one of our directors since May 1995. Mr. Hunt has engaged in private investments since 1998. From December 1992 to May 1998, Mr. Hunt served as Chief Executive Officer of Intellicall, Inc., now known as Wireless WebConnect, Inc. Mr. Hunt also served as Chairman of the Board of Intellicall until March 2001 and continues to serve as a director of Intellicall. Intellicall was engaged in the pay phone business and since its recent merger, it engages in the resale of high speed, mobile wireless Internet services. From August 1990 to March 1996, Mr. Hunt served as Chairman or Vice Chairman of the Board and a director of Hogan Systems, Inc., a designer of integrated online application software products for financial institutions. He is also a director of Andrew Corporation and Mobility Electronics, Inc.

     William E. Ladin, Jr. has served as Vice Chairman of our Board of Directors since January 2000. Prior to joining us, Mr. Ladin founded PDQ in 1997 and was its Chief Executive Officer from its inception to its acquisition by us. From 1991 until present, Mr. Ladin served as Chief Executive Officer of Desktop Solutions, Inc.

     Jack T. Smith has served as our President and Chief Executive Officer since September 2000 and as one of our directors since November 1995. From March 1997 to February 1999, Mr. Smith was President and Chief Operating Officer of Jayhawk Acceptance Corporation, a specialized financial services company. From June 1996 to September 1997, Mr. Smith was employed as an independent business consultant. From 1989 until its acquisition by Primedia, Inc., in June 1996, Mr. Smith was President and Chief Operating Officer of Westcott Communications, Inc.

     Gary L. Corona has served as one of our directors since May 1998. Mr. Corona is currently employed by Carl Westcott LLC, a private capital firm. From March 1997 to February 1999, Mr. Corona was General Manager of the Automotive Division of Jayhawk Acceptance Corporation. From July 1996 to August 1997, Mr. Corona served as a business consultant for Carl Westcott LLC. From July 1990 until its acquisition by Primedia, Inc., in June 1996, Mr. Corona was Vice President, New Business Development of Westcott Communications, Inc.

     Peter G. Gibbons joined Internet America in October 2000 as Executive Vice President and Chief Operating Officer and has served as one of our directors since February 2001. Mr. Gibbons previously was employed by Media Highway, an integrated practice management software provider, where, as Vice
President -- Engineering, Mr. Gibbons was responsible for all information and network services, as well as the development and implementation of that company's software products. Prior to joining Media Highway, Mr. Gibbons was a Regional Territory Manager at ACI US, Inc., now 4D, Inc., a provider of database software development tools. From 1990 to 1994, Mr. Gibbons was President, Chief Executive Officer and a director of Software Engineering Professionals, Inc. Mr. Gibbons began his career as a Systems Engineer at Texas Instruments.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Our business is managed under the direction of the Board of Directors. The Board of Directors meets on a regularly scheduled basis to review significant developments affecting us and to act on matters requiring approval of the Board of Directors. It also holds special meetings when an important matter requires action by the Board of Directors between scheduled meetings. During fiscal 2001, the Board of Directors met eight times and acted by unanimous written consent four times. During fiscal 2001, each member of the Board of Directors participated in all Board of Directors and applicable meetings held during the period for which he was a director.

     The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The functions of these committees, their current members and the number of meetings held during fiscal 2001 are described below.

     Audit Committee. The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our financial reporting, internal control and audit functions. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Audit Committee provides advise and direction to management and the auditors based on information it receives from them, discussions with them, and the general business, financial and accounting experience of each committee member.

     Among other matters, the Audit Committee reviews the professional services and independence of our independent auditors, as well as the adequacy of our accounting procedures and internal controls. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be our independent public accountants and monitors the performance of such firm; reviews and approves the results and scope of the annual audit; reviews with management the status of internal accounting controls; evaluates any problem areas having a potential financial impact on us that may be brought to its attention by management, the independent public accountants or the Board of Directors; and evaluates all of our public financial reporting documents.

     The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A. The Audit Committee is comprised of Messrs. Hunt and Corona, both of whom are independent, as defined by Rule 4200(a)(14) of the NASD's listing standards. Mr. Smith was also a member of the Audit Committee until he became the Company's President and Chief Executive Officer in September 2000. The Audit Committee met three times in fiscal 2001.

     Compensation Committee. The Compensation Committee recommends compensation for all executive officers and administers incentive compensation and benefit plans. The Compensation Committee is comprised of Messrs. Hunt and Corona. The Compensation Committee acted by unanimous written consent one time in fiscal 2001.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the Company's most recent audited financial statements with management, has discussed with Deloitte & Touche the matters required to be discussed by SAS 61, as modified or supplemented, has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with Deloitte & Touche their independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

     Audit Committee:
     William O. Hunt
     Gary L. Corona

COMPENSATION OF DIRECTORS

     Upon consummation of our initial public offering in December 1998, directors who were not also our employees ("Independent Directors") received an annual retainer upon election to the Board of $6,000 (pro rata for existing Independent Directors for the first partial year) and an additional $750 for each Board meeting attended. All of our directors are reimbursed for travel, lodging and other out-of-pocket expenses in connection with their attendance at Board and committee meetings. Each Independent Director, upon election to the Board of Directors will receive a nonqualified option to purchase 22,500 shares of Common Stock (which will be immediately exercisable), and following the third anniversary of his election to the Board of Directors, and each third anniversary thereafter, and only if such Independent Director continues to be a member of the Board, such director will receive a nonqualified option to purchase 20,000 shares of Common Stock (with such options vesting 25% annually, commencing on the date of issuance and continuing on the first, second and third anniversaries of the date of issuance, subject to such director's continued status as a member of to the Board of Directors, and further subject to the terms and provisions of the 1998 Nonqualified

Stock Option Plan). Each Independent Director holding office at the time of consummation of our initial public offering received such options as if he had been initially elected as of such date.

     On April 20, 1999, we entered into a Consulting Agreement with Mr. Corona as an independent contractor for his services in identifying and contacting potential acquisition candidates for us, as well as such other advisory and management services as our Chief Executive Officer may request from time-to-time. The Consulting Agreement is for a term of four years, but may be terminated by either party upon thirty days prior written notice. As compensation under the Consulting Agreement, in November 1999 we granted Mr. Corona an option to purchase 75,000 shares of our Common Stock at an exercise price of $10.00 per share. In addition, we agreed to reimburse Mr. Corona for all reasonable and necessary travel and other expenses incurred by him in performing his duties under the Consulting Agreement.

     Also on April 20, 1999, we entered into a letter agreement with Carl Westcott LLC by which we retained Carl Westcott LLC as our non-exclusive financial advisor. Mr. Corona is employed by Carl Westcott LLC. Under the letter agreement, Carl Westcott LLC will assist us in identifying and contacting potential acquisition or business combination candidates, evaluate and value such candidate businesses, assist in structuring transaction proposals, develop strategies for successful consummation of transactions, analyze the economic effects to us of a transaction, assist in the negotiation of transaction proposals and preparation of documents, assist in the due diligence process and complete other matters related to closing such transactions. As compensation for rendering such services, we will pay Carl Westcott LLC a fee equal to two percent of the estimated annual revenue, for the twelve months after a closing, of a company acquired by us due to Carl Westcott LLC's performance of services under the letter agreement; provided, however, that in no event shall such fee for any acquisition be less than $25,000 nor more than $75,000. We also agreed to reimburse Carl Westcott LLC for all reasonable expenses, and agreed to indemnify Carl Westcott LLC for damages relating to any transaction contemplated by the engagement of Carl Westcott LLC under the letter agreement. The letter agreement is effective until terminated by either party upon thirty days written notice. In fiscal 2000, we paid Westcott LLC aggregate fees in the amount of $225,000 related to the acquisitions of NeoSoft, Inc., PDQ.Net, Inc. and subscribers of Pointe Communications Corporation, INTX Networking, L.L.C. and Kdi Internet Solutions. In fiscal 2001, we paid no fees to Westcott LLC.

     Mr. Ladin, the Vice Chairman of our Board of Directors, is an employee providing services to us in the areas of developing strategic relationship, assistance with acquisitions and consultation on consumer marketing. Mr. W. Ladin is paid $16,666 per month and receives the same benefits offered to our other employees. In the event Mr. W. Ladin is terminated or resigns, we have agreed to pay his then current salary for a period of one year and provide him with an office, telephone and secretary for a period of two years.

     Our Articles of Incorporation, as amended, provide that we shall indemnify our executive officers and directors to the fullest extent permitted by law. We have also entered into an agreement with each of our directors and certain of our officers in which we have agreed to indemnify each of them to the fullest extent permitted by law. We have agreed to indemnify Mr. Hunt and our former Chief Executive Officer, Michael T. Maples, for losses incurred by them in connection with certain pending litigation against them and the Company.

EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation paid to the Named Executive Officers for the fiscal periods indicated. No other executive officers were compensated over $100,000 in fiscal 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                                          ANNUAL COMPENSATION       SECURITIES
                                                          --------------------      UNDERLYING
NAME AND PRINCIPAL POSITION                      YEAR      SALARY       BONUS         OPTION
---------------------------                      ----     --------     -------     ------------
Jack T. Smith..................................  2001     $161,539     $20,000            --
President and Chief Executive                    2000           --          --            --
Officer(1)                                       1999           --          --        22,500(2)
Peter C. Gibbons...............................  2001     $121,154     $50,000       150,000(4)
Executive Vice President and                     2000           --          --            --
Chief Operating Officer(3)                       1999           --          --            --
Michael T. Maples,.............................  2001     $125,000          --            --
Former President and Chief                       2000      125,000          --            --
Executive Officer(1)                             1999      125,000          --            --
David B. Jennings..............................  2001     $ 83,077     $31,275        50,000(6)
Vice President -- Marketing(5)                   2000           --          --            --
                                                 1999           --          --            --
Elizabeth P. Daane.............................  2001     $113,654          --            --
Vice President, General                          2000       94,096          --        30,000(8)
Counsel and Secretary(7)                         1999           --          --            --
Bobby R.B. Manson..............................  2001     $102,000          --            --
Vice President -- Network                        2000       86,308          --        20,000(10)
Operations(9)                                    1999       24,615          --            --

---------------

 (1) Mr. Maples resigned as President and Chief Executive Officer and as a director, and Mr. Smith was elected President and Chief Executive Officer, on September 5, 2000.

 (2) Mr. Smith was granted an option on December 9, 1998 to purchase 22,500 shares of Common Stock at an exercise price of $13.00 per share in connection with his position as a Director.

 (3) Mr. Gibbons became employed by the Company as Executive Vice President and Chief Operating Officer on September 1, 2000.

 (4) Mr. Gibbons was granted an option on October 2, 2000 to purchase 150,000 shares of Common Stock at an exercise price of $2.25 per share.

 (5) Mr. Jennings became employed by the Company as Vice President -- Marketing on October 23, 2000.

 (6) Mr. Jennings was granted an option on October 23, 2000 to purchase 50,000 shares of Common Stock at an exercise price of $1.50 per share.

 (7) Ms. Daane became employed by the Company as Vice President, General Counsel and Secretary on August 4, 1999.

 (8) Ms. Daane was granted an option on August 4, 1999 to purchase 25,000 shares of Common Stock at an exercise price of $13.75 per share and an option on December 15, 1999 to purchase 5,000 shares of Common Stock at an exercise price of $9.25 per share.

 (9) Mr. Manson was employed by the Company on February 22, 1999 and was became Vice President -- Network Operations on January 3, 2000.

(10) Mr. Manson was granted an option on December 15, 1999 to purchase 20,000 shares of Common Stock at an exercise price of $9.25 per share.

     The following table sets forth information regarding the grant of stock options in fiscal 2001 to each of the Named Executive Officers.

OPTION GRANTS IN FISCAL 2001

                                                                                           POTENTIAL REALIZED VALUE AT
                              NUMBER OF                                                      ASSUMED ANNUAL RATES OF
                             SECURITIES        % OF TOTAL                                 STOCK PRICE APPRECIATION FOR
                             UNDERLYING      OPTIONS GRANTED   EXERCISE OR                         OPTION TERM
                               OPTIONS       TO EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------------
NAME                         GRANTED(#)        FISCAL YEAR       ($/SH)         DATE           5%              10%
----                       ---------------   ---------------   -----------   ----------   -------------   -------------
Jack T. Smith............           --              --               --             --            --              --
Peter G. Gibbons.........      150,000            69.7%           $2.25       10/01/10      $355,500        $372,000
Michael T. Maples(1).....           --              --               --             --            --              --
David B. Jennings........       50,000            23.3%           $1.50       10/22/10      $ 79,000        $ 82,500
Elizabeth P. Daane.......           --              --               --             --            --              --
Bobby R.B. Manson........           --              --               --             --            --              --

---------------

(1) Mr. Maples resigned as President and Chief Executive Officer on September 5, 2000.

     The following table sets forth the information regarding the value of stock options outstanding at June 30, 2001 held by each of the Named Executive Officers. No stock options were exercised by the Named Executive Officers in fiscal 2001.

FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                   OPTIONS AT FY END(#)              FY END($)(1)
                                                ---------------------------   ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------   -----------   -------------
Jack T. Smith.................................     45,000              0           --             --
Peter C. Gibbons..............................          0        150,000           --             --
Michael T. Maples(2)..........................    185,625         39,375           --             --
David B. Jennings.............................          0         50,000           --             --
Elizabeth P. Daane............................      7,500         22,500           --             --
Bobby R.B. Manson.............................      5,000         15,000           --             --

---------------

(1) The value of the options is based on the difference between the option exercise prices and $0.60 (which was the closing sales price per share of the Common Stock on June 29, 2001 as reported on Nasdaq) multiplied by the number of shares of Common Stock underlying the option. None of the Named Executive Officers held in-the-money stock options at June 30, 2001.

(2) Mr. Maples resigned as President and Chief Executive Officer on September 5, 2000.

EMPLOYMENT CONTRACTS

     We entered into an agreement with Mr. Smith dated September 5, 2000 pursuant to which we agreed to (i) employ Mr. Smith as our Chief Executive Officer on an at will basis at an annual salary of $200,000, (ii) offer Mr. Smith the same benefits as provided to other senior executive officers, and
(iii) pay the costs of Mr. Smith's administrative assistant.

     As part of this arrangement, we entered into a Stock Purchase Agreement dated September 5, 2000 with Mr. Smith, pursuant to which Mr. Smith purchased 200,000 shares of Common Stock from us at the price of $3.4375 per share, which was the closing market price of the stock on the date the Board of Directors approved the transaction. Of the total purchase price of $687,500, Mr. Smith paid $2,000 in cash and entered into a Promissory Note to the Company for the remaining amount. The Promissory Note was for the principal amount of $685,500, with interest accruing at the rate of 6.33% annually. Interest was payable each calendar quarter beginning on October 1, 2000 and continuing until July 1, 2007. All unpaid principal and interest was due and payable on August 29, 2007. The Promissory Note was secured by the 200,000 shares of Common Stock under a Pledge and Security Agreement also dated September 5, 2000.

     Under the Stock Purchase Agreement, we agreed to pay to Mr. Smith as additional compensation on or before the due date of any interest payment under the Promissory Note, an amount which after all withholding required by applicable law equaled the next interest installment due on the Promissory Note. This amount could be paid by a credit to the accrued unpaid interest on the Promissory Note. No later than January 15 of each calendar year during the term of Mr. Smith's employment, we would pay to Mr. Smith a cash bonus in an amount which after all withholding required by applicable law equals the federal income tax liability of Mr. Smith not previously withheld or paid by us for any such additional compensation. For a period of seven years after the date of the Stock Purchase Agreement, Mr. Smith had the right and option to sell all or any portion of the 200,000 shares to us for the price of $3.4375 per share. In the event that Mr. Smith's employment with us was terminated for cause prior to the third anniversary of the Stock Purchase Agreement, for a period of 60 days after the date of such termination, we had the right and option to purchase from Mr. Smith, at a purchase price equal to $3.4375 per share, the following number of shares: (i) on or prior to the first anniversary: 200,000 shares; (ii) after the first anniversary but on or prior to the second anniversary: 133,333 shares; and
(iii) prior to the third anniversary: 66,666 shares; provided, however, that this repurchase right would terminate immediately prior to any change in control of the Company. The purchase price upon exercise of this option would be applied to the outstanding balance of unpaid accrued interest and principal upon the Promissory Note and the balance, if any, would be paid in cash to Mr. Smith. Under the Stock Purchase Agreement, Mr. Smith had demand registration rights for all or any portion of the 200,000 shares of Common Stock.

     Mr. Smith exercised the put option on August 6, 2001 with respect to 200,000 shares of common stock. Thus, we purchased back these shares at the price of $3.4375 per share, cancelling the Promissory Note from Mr. Smith in the amount of $685,500.

     We entered into a Stock Purchase Agreement dated August 6, 2001 with Mr. Smith, pursuant to which Mr. Smith purchased 200,000 shares of Common Stock from us at the price of $0.42 per share, which was the closing market price of the stock on the date of the agreement. Of the total purchase price of $84,000, Mr. Smith paid $2,000 in cash and entered into a Promissory Note to the Company for the remaining amount. The Promissory Note is for the principal amount of $82,000, with interest accruing at the rate of 6.33% annually. Interest is payable each calendar quarter beginning on October 1, 2000 and continuing until July 1, 2008. All unpaid principal and interest is due and payable on August 29, 2008. The Promissory Note is secured by the 200,000 shares of Common Stock under a Pledge and Security Agreement also dated August 6, 2001.

     Under this Stock Purchase Agreement, we agreed to pay to Mr. Smith as additional compensation on or before the due date of any interest payment under the Promissory Note, an amount which after all withholding required by applicable law equals the next interest installment due on the Promissory Note. This amount may be paid by a credit to the accrued unpaid interest on the Promissory Note. No later than January 15 of each calendar year during the term of Mr. Smith's employment, we will pay to Mr. Smith a cash bonus in an amount which after all withholding required by applicable law equals the federal income tax liability of Mr. Smith not previously withheld or paid by us for any such additional compensation. For a period of seven years after the date of the Stock Purchase Agreement, Mr. Smith has the right and option to sell all or any portion of the 200,000 shares to us for the price of $0.42 per share. In the event that Mr. Smith's employment with us is terminated for cause prior to the third anniversary of the Stock Purchase Agreement, for a period of 60 days after the date of such termination, we have the right and option to purchase from Mr. Smith, at a purchase price equal to $0.42 per share, the following number of shares: (i) on or prior to the first anniversary: 200,000 shares; (ii) after the first anniversary but on or prior to the second anniversary: 133,333 shares; and
(iii) prior to the third anniversary: 66,666 shares; provided, however, that this repurchase right will terminate immediately prior to any change in control of the Company. The purchase price upon exercise of this option shall be applied to the outstanding balance of unpaid accrued interest and principal upon the Promissory Note and the balance, if any, shall be paid in cash to Mr. Smith. Under the Stock Purchase Agreement, Mr. Smith has demand registration rights for all or any portion of the 200,000 shares of Common Stock.

     In connection with Mr. Maples' resignation as President, Chief Executive Officer and as a director, we entered into an agreement with him dated September 5, 2000, pursuant to which we agreed to employ Mr. Maples as an employee at will. In addition, we agreed that the vesting of all options held by Mr. Maples would be accelerated by one year, and if he was terminated without cause all options would immediately vest.

     We entered into an agreement with Mr. Gibbons in October 2000 pursuant to which we agreed to (i) employ Mr. Gibbons as Executive Vice President and Chief Operating Officer on an at will basis at an annual salary of $150,000, (ii) offer Mr. Gibbons the same benefits as provided to other senior executive officers and (iii) grant Mr. Gibbons stock options to purchase 150,000 shares of common stock.

     We entered into an agreement with Mr. Jennings in October 2000 pursuant to which we agreed to (i) employ Mr. Jennings as our Vice President -- Marketing on an at will basis at an annual salary of $120,000, (ii) offer Mr. Jennings the same benefits as provided to other senior executive officers, (iii) pay Mr. Jennings a bonus in the amount of $13,000 per quarter for three quarters and
(iv) grant Mr. Jennings stock options to purchase 50,000 shares of common stock.

     Our Articles of Incorporation, as amended, provide that we shall indemnify our executive officers and directors to the fullest extent permitted by law. We have also entered into an agreement with each of our directors and certain of our officers in which we have agreed to indemnify each of them to the fullest extent permitted by law. We have agreed to indemnify Messrs. Hunt and Maples for losses incurred by them in connection with certain pending litigation against them and the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors has a Compensation Committee, which currently is comprised of Messrs. Hunt and Corona. None of our executive officers currently serves on the compensation committee of another entity or any other committee of the board of directors of another entity performing similar functions. None of our executive officers currently serves as a director of another entity with an executive officer serving on the Compensation Committee.

     On April 20, 1999, we entered into a Consulting Agreement with Mr. Corona as an independent contractor for his services in identifying and contacting potential acquisition candidates for us, as well as such other advisory and management services as our Chief Executive Officer may request from time-to-time. The Consulting Agreement is for a term of four years, but may be terminated by either party upon thirty days prior written notice. As compensation under the Consulting Agreement, in November 1999 we granted Mr. Corona an option to purchase 75,000 shares of our Common Stock at an exercise price of $10.00 per share. In addition, we agreed to reimburse Mr. Corona for all reasonable and necessary travel and other expenses incurred by him in performing his duties under the Consulting Agreement.

     On September 18, 2001, we entered into a Letter of Credit Security Commitment Agreement with our Chairman, William O. Hunt, to finance an appeal bond in the approximate amount of $3.3 million in connection with a judgment entered against us. Under this agreement, Mr. Hunt will collateralize a letter of credit in the amount of $3.3 million and we will pay Mr. Hunt a commitment fee of 8% per annum, paid quarterly. If we reduce the collateral amount by substituting an alternative collateral for the letter of credit, Mr. Hunt would have a ninety day option to purchase shares of Common Stock equal in value to all or a portion of the amount of the reduction, based on when it occurs. The purchase price per share would be equal to 85% of the average closing price of the Common Stock for the ten trading days after the agreement was signed, subject to upper and lower limits of $0.65 and $0.35. If a reduction occurs within the six months following the agreement, Mr. Hunt could purchase shares of Common Stock equal in value to one-half of the amount of the reduction, and if a reduction occurs after this six month period, Mr. Hunt could purchase shares of Common Stock equal in value to the full amount of the reduction.

     Should the letter of credit be funded in the full amount or in a reduced amount to pay a settlement or judgment, we will enter into a secured convertible promissory note for the funded amount. Interest on the note would accrue at 12% per annum and be payable quarterly during the first two years after issuance. The note could be converted into Common Stock within two years of issuance at the purchase price discussed above. If the note was not converted within two years of issuance, the conversion option would terminate and all principal and unpaid accrued interest would be payable in four quarterly payments over the third year. If the amount of the note is less than the full amount of the letter of credit, the balance would be treated as a reduction and Mr. Hunt would also have the purchase rights discussed above. If we pay the note prior to its maturity, Mr. Hunt would have a thirty day option to purchase shares of Common Stock equal in value to the amount of the prepayment at the purchase price discussed above. If Mr. Hunt does not exercise this thirty day option, he would be issued a warrant to purchase, at the purchase price discussed above, one-half of the number of shares that were subject to the option. The warrant would terminate, if unexercised, on the second anniversary of the note issuance date.

     The obligations to Mr. Hunt are secured by the Company's assets other than accounts receivable. Under a registration agreement, Mr. Hunt has demand and piggyback registration rights with respect to any shares issued under the Letter of Credit Security Commitment Agreement. The demand registration right is subject to a 120 day deferral if the Board of Directors determines that such registration would be seriously detrimental to the Company or its shareholders.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Our executive compensation objective is to maximize shareholder value by attracting, rewarding and retaining highly qualified, productive and motivated individuals who will assist us in achieving our strategic plans and goals. The key components of our executive compensation are base salary, stock options and incentive bonuses.

     The Compensation Committee annually reviews and establishes base salaries, which the Board believes are at levels competitive with industry and regional pay practices and economic conditions. In determining appropriate salary levels, the Committee considers the individual's level and scope of responsibility and performance contributions, as well as internal and market comparisons. We award stock options under the 1998 Nonqualified Stock Option Plan and quarterly cash bonuses. Options and cash bonuses are to reward executive officers for meeting certain performance criteria and achieving certain financial and operational goals. Payment of cash bonuses are also contingent upon the Company attaining certain levels of operating profitability.

     In fiscal 2001, Messrs. Smith, Gibbons and Jennings received the cash bonuses specified in the Summary Compensation Table. In addition, in connection with their initial employment by the Company, Messrs. Gibbons and Jennings received the stock option grants specified in the Option Grants Table.

     Compensation Committee:
     Gary L. Corona
     William O. Hunt

                            STOCK PERFORMANCE GRAPH

     The following compares the cumulative total return among Internet America, Inc., the Nasdaq Market Index and a peer group index assuming $100 is invested on December 10, 1998 and dividends are reinvested. The companies whose stocks comprise the peer group index are Fastnet Corp., Prodigy Communications Corp., Juno Online Services, Inc., Netzero Inc. and Earthlink, Inc.

                              [PERFORMANCE GRAPH]

                                                     12/10/98       6/30/99        6/30/00        6/30/01
                                                   ------------   ------------   ------------   ------------
Internet America Inc.............................     100.00         126.89          34.03           4.03
Peer Group Index.................................     100.00         103.80          43.73          25.95
NASDAQ Market Index..............................     100.00         137.57         206.99         114.63

                           RELATED PARTY TRANSACTIONS

     On September 18, 2001, we entered into a Letter of Credit Security Commitment Agreement with our Chairman, William O. Hunt, to finance an appeal bond in the approximate amount of $3.3 million in connection with a judgment entered against us. Under this agreement, Mr. Hunt will collateralize a letter of credit in the amount of $3.3 million and we will pay Mr. Hunt a commitment fee of 8% per annum, paid quarterly. If we reduce the collateral amount by substituting an alternative collateral for the letter of credit, Mr. Hunt would have a ninety day option to purchase shares of Common Stock equal in value to all or a portion of the amount of the reduction, based on when it occurs. The purchase price per share would be equal to 85% of the average closing price of the Common Stock for the ten trading days after the agreement was signed, subject to upper and lower limits of $0.65 and $0.35. If a reduction occurs within the six months following the agreement, Mr. Hunt could purchase shares of Common Stock equal in value to one-half of the amount of the reduction, and if a reduction occurs after this six month period, Mr. Hunt could purchase shares of Common Stock equal in value to the full amount of the reduction.

     Should the letter of credit be funded in the full amount or in a reduced amount to pay a settlement or judgment, we will enter into a secured convertible promissory note for the funded amount. Interest on the note would accrue at 12% per annum and be payable quarterly during the first two years after issuance. The note could be converted into Common Stock within two years of issuance at the purchase price discussed above. If the note was not converted within two years of issuance, the conversion option would terminate and all principal and unpaid accrued interest would be payable in four quarterly payments over the third year. If the amount of the note is less than the full amount of the letter of credit, the balance would be treated as a reduction and Mr. Hunt would also have the purchase rights discussed above. If we pay the note prior to its maturity, Mr. Hunt would have a thirty day option to purchase shares of Common Stock equal in value to the amount of the prepayment at the purchase price discussed above. If Mr. Hunt does not exercise this thirty day option, he would be issued a warrant to purchase, at the purchase price discussed above, one-half of the number of shares that were subject to the option. The warrant would terminate, if unexercised, on the second anniversary of the note issuance date.

     The obligations to Mr. Hunt are secured by the Company's assets other than accounts receivable. Under a registration agreement, Mr. Hunt has demand and piggyback registration rights with respect to any shares issued under the Letter of Credit Security Commitment Agreement. The demand registration right is subject to a 120 day deferral if the Board of Directors determines that such registration would be seriously detrimental to the Company or its shareholders.

     We have a policy providing that all transactions between us and related parties are subject to approval by a majority of all disinterested directors and must be on terms no less favorable than those that could otherwise be obtained from unrelated third parties.

                              INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP as our independent auditors for the year ended June 30, 2001. Representatives of Deloitte & Touche LLP, who also served as our independent auditors for the year ended June 30, 2000, will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they so desire and to answer any appropriate questions.

AUDIT FEES

     Deloitte & Touche billed us aggregate fees of approximately $72,000 for professional services rendered for the audit of our financial statements for the year ended June 30, 2001 and for the reviews of our financial statements included in our Forms 10-Q for that year.

                            SECTION 16 REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. During the fiscal year ended June 30, 2001, we believe that our officers, directors and persons who own more than 10% of a registered class of our equity securities have timely filed all reports required by Section 16(a) of the Exchange Act. In making this disclosure, we have relied solely on our review of the copies of such forms received by us with respect to fiscal 2001, or written representations from certain reporting persons.

                             SHAREHOLDER PROPOSALS

     Shareholders may submit proposals on matters appropriate for shareholder action at our subsequent annual meetings consistent with Rule 14a-8 promulgated under the Exchange Act. Any proposal which a shareholder intends to present at next year's Annual Meeting of Shareholders must be received by us at our principal executive office not later than June 14, 2002 in order to be included in the proxy material for such meeting. Notice of a shareholder proposal submitted outside the processes of Rule 14a-8 must be received by us at our principal executive office not later than August 28, 2002. Such proposals should be sent to Internet America, Inc., Attention: Secretary, 350 North St. Paul, Suite 3000, Dallas, Texas 75201.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, we know of no other business to be presented for action at the meeting. As to any business which would properly come before the meeting, the Proxies confer discretionary authority in the persons named therein and those persons will vote or act in accordance with their best judgment with respect thereto.

                                 MISCELLANEOUS

     All costs of solicitation of Proxies will be borne by us. In addition to solicitation by mail, our officers and employees may solicit Proxies by telephone or personally, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and we may reimburse them for their out-of-pocket expenses incurred in connection therewith.

     Our Annual Report to Shareholders, including financial statements for the fiscal year ended June 30, 2001, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

                                          By Order of the Board of Directors

                                          /s/ ELIZABETH PALMER DAANE

                                          Elizabeth Palmer Daane
                                          Secretary

October 12, 2001
Dallas, Texas

                                                                      APPENDIX A

                             INTERNET AMERICA, INC.

                            Audit Committee Charter

             As adopted by the Board of Directors on April 25, 2000

     This Charter shall be reviewed, updated and approved by the Board of Directors of Internet America, Inc. (the "Company") on an annual basis or as the Board otherwise determines is appropriate. The Audit Committee shall submit this Charter to the Board for approval and have the Charter published at least every three years in accordance with the rules of the SEC from time to time in effect.

ROLE OF THE AUDIT COMMITTEE

     The function of the Audit Committee of the Board of Directors is to assist the Board in fulfilling its oversight responsibilities with respect to the accounting, financial reporting and related matters described below.

ORGANIZATION

     The Audit Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one director with accounting or related financial management expertise. Each member of the Audit Committee shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the independent director requirements for serving on audit committees as set forth in the corporate governance standards of the Nasdaq NMS.

     The Board of Directors shall appoint one member of the Audit Committee as Chairperson. The Chairperson shall be responsible for leadership of the Audit Committee, including preparing the agenda, presiding over the meeting, making assignments and reporting to the Board. The Chairperson will also maintain contact with the CEO, CFO, the lead independent audit partner and the director of internal audit, if any.

MEETINGS

     Meetings shall be held at least once a year. Special meetings may be convened as required, and the internal auditors (if any) or the external auditors may convene a meeting if they consider that it is necessary. Otherwise, meetings shall be held at such time and place, and upon such notice, as the Chairperson may from time to time determine. Meetings of the Audit Committee may be in person or by conference call in accordance with the Bylaws of the Company. A quorum for any meeting will be a majority of the members, and action may be taken by approval of a majority of a quorum. The secretary of the Audit Committee will be the Company secretary, or such other person as is appointed by the Audit Committee. Except as specifically provided in this Charter, the provisions of the Bylaws of the Company with respect to committees of the Board of Directors shall apply to the Audit Committee.

AUTHORITY

     The Audit Committee is empowered to investigate any matter brought to its attention that is within the scope of its responsibilities, with full power to retain, at the Company's expense, outside counsel or other experts for this purpose. The Audit Committee may delegate to its Chairperson or any of its members the responsibility for any particular matter and may deem such persons' actions to be the actions of the Audit Committee.

RESPONSIBILITIES

     - The Company's external auditors are ultimately responsible to the Board and the Audit Committee.

     - The Board has the ultimate authority and responsibility to select and replace the external auditors (or to nominate the external auditors to be proposed for shareholder approval in any proxy statement). The Audit Committee has the authority and responsibility to evaluate and make recommendations to the Board regarding the selection and replacement of external auditors (or the nomination of the external auditors to be proposed for shareholder approval in any proxy statement).

     - The Audit Committee shall review and confirm the independence of the external auditors by requiring that the external auditors submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the external auditors and the Company, engaging in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact their objectivity and independence, and recommending that the Board take appropriate action to ensure the independence of the external auditors.

     - Management is responsible for preparing the Company's financial statements. The Company's external auditors are responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter traditional responsibilities.

     - The Audit Committee is responsible for overseeing the external auditor relationship by discussing with the external auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Audit Committee and the Board to report on any and all appropriate matters.

     - The Audit Committee should provide guidance and oversight to the internal audit activities of the Company, if any, including reviewing the organization, plans and results of such activities.

     - The Audit Committee is responsible for discussing with management, the internal auditors, if any, and the external auditors the quality and adequacy of the Company's internal controls and determining improvements if necessary.

     - The Audit Committee shall meet with management and the external auditors to review and discuss the annual financial statements and the results of the annual audit prior to the release to the public of the results of operations for each fiscal year. These discussions shall include consideration of any significant changes to the Company's accounting principles, the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on such review and discussion, the Audit Committee shall recommend to the Board whether the audited annual financial statements be included in the Company's annual report on Form 10-K.

     - The Audit Committee shall review with management and the external auditors the quarterly financial information prior to the Company's filing of Form 10-Q. This review may be performed by the Audit Committee or its Chairperson.

     - The Audit Committee is responsible for discussing with management the status of pending litigation, taxation matters, compliance and other areas of oversight as may be appropriate.

     - The Audit Committee shall report its activities to the Board and prepare annually a report to shareholders as required by SEC rules to be included in the Company's proxy statement.

     - The Audit Committee shall perform other oversight functions as requested by the Board.

                             INTERNET AMERICA, INC.

                                 REVOCABLE PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             2001 ANNUAL MEETING OF SHAREHOLDERS - NOVEMBER 20, 2001

         The undersigned hereby appoints Jack T. Smith and Elizabeth Palmer Daane, each with power to act without the other and full power of substitution, as proxies of the undersigned and authorizes them to represent and vote, as designated on the reverse side hereof, all of the shares of common stock of Internet America, Inc. that the undersigned is entitled to vote at the 2001 Annual Meeting of Shareholders to be held at the Adam's Mark Hotel, 400 North Olive Street, Dallas, Texas 75201, on November 20, 2001, at 1:00 p.m. central time, and any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS UNDER PROPOSAL NO. 1 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 2.

                    (to be dated and signed on reverse side)

--------------------------------------------------------------------------------


                                         FOR              WITHHOLD
                                 all nominees listed      AUTHORITY
                                  (except as marked    to vote for all
                                  to the contrary)        nominees
                                                                                                           FOR   AGAINST   ABSTAIN

                                                                          2. In their discretion, the     [ ]    [ ]        [ ]
                                                                          proxies are authorized to vote
1. Election of Directors                [ ]                 [ ]           upon such other business as may
                                                                          may properly come before the
                                                                          meeting or any adjournment thereof.



Jack T. Smith, Peter C. Gibbons
                                                                          Please sign this proxy as your name
(Instruction: To withhold authority                                       appears hereon. When shares are held by
to vote for any individual nominee,                                       joint tenants, both should sign. When
write  that nominee's name on the                                         signing as attorney, executor,
space provided below)                                                     administrator, trustee or guardian,
                                                                          please give full title as such. If a
                                                                          corporation, please sign in full
----------------------------------------                                  corporate name by the president or other
                                                                          authorized officer. If a partnership,
Dated                                  , 2001                             please sign in partnership name by an
     ----------------------------------                                   authorized person.


----------------------------------------
Signature


----------------------------------------
Signature, if held jointly

Please mark, sign, date and return this
proxy using the enclosed envelope.